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                                                                       Exhibit 7

BEAR STEARNS

                                             BEAR, STEARNS INTERNATIONAL LIMITED
                                                               ONE CANADA SQUARE
                                                         LONDON E14 5AD, ENGLAND
                                                              TEL: 0171-516-6390
                                                              FAX: 0171-516-6805
                                                                REGULATED BY SFA

                                  CONFIRMATION
                            Reference Number: NY9741

November 3, 1999

Dolan Family LLC
c/o Mr. Bruce D. Haims
Debevoise & Plimpton
875 Third Avenue
New York, NY  10022

Dear Mr. Haims:


The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the date specified above (the "Transaction") between Bear, Stearns International Limited ("Bear Stearns") and Dolan Family LLC ("Counterparty"). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the Master Agreement specified below, with respect to this Transaction.

1. In lieu of negotiating an ISDA Master Agreement and Schedule, Bear Stearns and Counterparty hereby agree that an agreement in the form of the ISDA Master Agreement (Multiicurrency-Cross Border) (the "Form Master Agreement") as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), with a Schedule attached thereto containing all elections, modifications and amendments thereto contained in "Elections, Modifications and Amendments Under the Form Master Agreement" below (as so supplemented, the "Master Agreement") shall be deemed to have been executed by both of us on the date hereof. This Confirmation and the Transaction to which it relates, as well as all other Transactions between us (unless otherwise specified in the Confirmations relating to such Transactions) shall supplement, form a part of and be subject to such Master Agreement. All provisions contained in, or incorporated by reference to the Master Agreement shall govern the Transaction referenced in this Confirmation, as well as all other Transactions between the parties heretofore or hereafter entered into, except as expressly modified herein or therein. THUS THIS CONFIRMATION CONSTITUTES BOTH A MASTER AGREEMENT AND A CONFIRMATION THEREUNDER.

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This Confirmation is subject to and incorporates the 1991 ISDA Definitions (the
"Definitions") and the 1996 Equity Derivatives Definitions (the "1996 Definitions"), each as published by ISDA.

In the event of any inconsistency between this Confirmation and the Definitions or the Master Agreement, this Confirmation shall prevail.

2. This Transaction consists of a pre-paid forward purchase transaction relating to the Shares specified below. The terms of the particular Transaction to which this Confirmation relates are as follows:

GENERAL TERMS RELATING TO THE TRANSACTION:

Purchaser:                          Bear Stearns

Seller:                             Counterparty

Base Amount:                        5,000,000 Shares; provided, that the
                                    Base Amount may be decreased, but to not less than 4,000,000 Shares, subject to an agreement between Seller and Purchaser on or prior to the second Exchange Business Day prior to the Initial Level Start Date.

Floor Price:                        The product of 90% and the Initial Price

Cap Price:                          The product of 135% and the Initial Price

Shares: The Class A Common Stock of Cablevision Systems Corporation currently trading under the ticker symbol CVC.

Issuer: In accordance with Section 1.13 of the 1996 Definitions, the "Issuer" shall mean the issuer of the Shares.

Exchange:                           AMEX

Related Exchange(s):                The exchanges or quotation systems, if any,
                                    on which options or futures contracts on the Shares are traded or quoted, and as may be selected from time to time by the Calculation Agent.

Calculation Agent:                  Bear Stearns, unless an Event of Default as
                                    to which Bear Stearns is the Defaulting
                                    Party shall have occurred and be continuing, in which case the Calculation Agent shall be a leading dealer in the

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                                    relevant market selected by the Counterparty
                                    in good faith.

                                    In making any determination or calculation hereunder, the Calculation Agent shall behave in good faith and with that standard of commercial reasonableness applicable to leading dealers in the relevant market acting as calculation agent. Following any determination or calculation made by the Calculation Agent, the Calculation Agent shall notify the parties of such determination or calculation and shall stand ready to discuss such calculation or determination with the parties.

PREPAYMENT AMOUNT:

Payment of Prepayment Amount:       On the Prepayment Amount Payment Date, the
                                    Purchaser will pay the Prepayment Amount to Seller.

Prepayment Amount:                  An amount equal to the product of (a) 68.3%
                                    and (b) the Base Amount and (c) the Initial
                                    Price.

End Initial Level Date:             The last to occur of the Initial Level
                                    Dates.

Prepayment Amount
Payment Date:                       The third Exchange Business Day following
                                    the End Initial Level Date (or, if any such day is not a Currency Business Day, the next succeeding Currency Business Day).

DETERMINATION OF INITIAL PRICE:

Initial Price:                      The arithmetic average of (a) Initial
                                    Reference Price on each Initial Level Date minus (b) USD 0.08. The Calculation Agent will provide notice to the parties of the Initial Price promptly following the final determination of the Initial Price.

Initial Reference Price:            VWAP as reported by the Exchange on the
                                    relevant Initial Level Date.

VWAP: For any Initial Level Date, the volume-weighted average price per Share of the Shares traded on the Exchange on that date, as shown on Bloomberg, or,

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                                    should Bloomberg fail to display such
                                    information with respect to an Initial Level
                                    Date, or should the information provided by Bloomberg as to any Initial Level Date be determined by the Calculation Agent to be incorrect with respect to that Initial Level Date, an alternate source of VWAP (which shall be based on objective information) as determined by the Calculation Agent.

Initial Level Dates:                Each of the 40 Exchange Business Days from
                                    and including the Initial Level Start Date through and including the 39th Exchange
                                    Business Day immediately following the
                                    Initial Level Start Date.

                                    The Initial Level Dates and the Initial
                                    Reference Prices of the Shares shall be
                                    determined in accordance with the provisions of Section 4.4(d) of the 1996 Definitions as if this Transaction were a Share Transaction for which Modified Postponement had been specified under "Averaging Date Market Disruption," as if each Initial Level Date were an Averaging Date, as if the End Initial Level Date were the related Valuation Date and as if Market Disruption Event had the meaning specified under Initial Level Date Market Disruption Event below.

Initial Level Date Market
Disruption Event:                   Shall have the meaning specified in Section
                                    4.3 of the 1996 Definitions for the term
                                    "Market Disruption Event," with this
                                    Transaction being deemed a "Share
                                    Transaction" and the Shares being deemed the "Shares" for purposes of such Section, except that the words "during the one-half hour period that ends at the relevant
                                    Valuation Time" shall be deleted.

DETERMINATION OF INITIAL LEVEL START DATE:

Initial Level Start Date:           The earlier to occur of (a) any Counterparty
                                    Elective Start Date (as described below) and
                                    (b) January 7, 2000 (such date set forth in this clause (b), the "Outside Initial Level
                                    Start Date").

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Counterparty's Right to
Designate Elective Start Date:      The Counterparty shall have the right, but
                                    not the obligation, to select a
                                    "Counterparty Elective Start Date," subject to the condition precedent to exercise of such right that the Counterparty shall have delivered the documents required to be delivered by it pursuant to "Documents to Be
                                    Delivered" below.

                                    Notice of selection of a Counterparty
                                    Elective Start Date must be given to Bear
                                    Stearns between the hours of 9:00 a.m. and 4:00 p.m. (New York time) not fewer than two Exchange Business Days prior to the proposed Counterparty Elective Start Date. Such notice shall be given telephonically or in writing (including via facsimile transmission) and shall be irrevocable when given. The actual receipt by Bear Stearns of any notice in writing shall be confirmed telephonically, and no such notice shall be effective against Bear Stearns until such receipt is so confirmed. Bear Stearns will execute and deliver to Counterparty a written confirmation confirming the substance of any telephonic notice of selection received by Bear Stearns within one Exchange Business Day of that notice. Failure to provide such written confirmation will not affect the validity of the Counterparty's telephone notice.

Negotiation of Extension:           In the event that the Counterparty wishes to
                                    extend the Outside Initial Level Start Date, the parties agree to negotiate in good faith to arrive at acceptable modifications to this Transaction, including, but not limited to, the calculation of Prepayment Amount and the Base Amount, Cap Price and Floor Price.
                                    However, if the parties do not agree upon such modifications, this Transaction will proceed upon the terms herein specified, unless the Counterparty timely exercises the rights granted it in "Optional Termination" below.

DETERMINATION OF PRICING DATES:

Group of Pricing Dates:             With respect to any Maturity Date, such
                                    Maturity Date and the 39 Exchange Business
                                    Days immediately following such Maturity
                                    Date. All Pricing Dates are

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                                    subject to adjustment in accordance with
                                    the provisions of "Pricing Date Market
                                    Disruption" below.

Maturity Dates:                     Each of June 16, 2003, December 16, 2003 and
                                    June 16, 2004, or if any such date is not an Exchange Business Day, the next following
                                    Exchange Business Day.

                                    The Maturity Dates and all other Pricing
                                    Dates (including End Pricing Dates) are
                                    subject to adjustment in accordance with the provisions of "Pricing Date Market Disruption" below.

Pricing Dates:                      Collectively, all of the Pricing Dates
                                    (including the Maturity Date and the End
                                    Pricing Date) which comprise a Group of
                                    Pricing Dates. All Pricing Dates are subject to adjustment in accordance with the provisions of "Pricing Date Market
                                    Disruption" below.

End Pricing Dates                   For any Group of Pricing Dates the "End
                                    Pricing Date" shall mean the last Pricing
                                    Date to occur in such Group of Pricing
                                    Dates.

PRICING DATE MARKET DISRUPTION:

Consequence of Pricing Date Market
Disruption Event:                   The provisions of Section 4.4(d) of the 1996
                                    Definitions will apply as if this
                                    Transaction were a Share Transaction for which Modified Postponement had been specified under "Averaging Date Market
                                    Disruption," as if each Pricing Date in
                                    respect of a Group of Pricing Dates were an Averaging Date, as if the End Pricing Date in respect of a given Group of Pricing Dates were the related Valuation Date, as if the Valuation Time were the close of trading on the Exchange and as if Market Disruption
                                    Event had the meaning specified under
                                    "Pricing Date Market Disruption Event"
                                    below.

Pricing Date
Market Disruption Event:            Shall have the meaning specified in Section
                                    4.3 of the 1996 Definitions for the term
                                    "Market Disruption Event," with this
                                    Transaction being deemed a "Share
                                    Transaction" and the Shares the "Shares" for purposes

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                                    of such Section.

RIGHT OF SELLER TO ELECT CASH SETTLEMENT:

                                    With respect to any Group of Pricing Dates, Seller shall have the right to elect that the Cash Settlement Terms set forth below shall apply to that Group of Pricing Dates and the related Settlement Date.

                                    If no election is made, then the Physical
                                    Settlement Terms set forth below will apply to that Physical of Pricing Dates and the related Settlement Date.

                                    Notice of an election that the Cash
                                    Settlement Terms shall apply to a Group of Pricing Dates must be given to Bear Stearns between the hours of 9:00 a.m. and 4:00 p.m. (New York time) not less than five Exchange Business Days prior to the Maturity Date for the relevant Group of Pricing Dates. Such notice shall be given telephonically or in writing (including via facsimile transmission) and shall be irrevocable when given. The actual receipt by Bear Stearns of any notice in writing shall be confirmed telephonically, and no such notice shall be effective against Bear Stearns until such receipt is so confirmed. Bear Stearns will execute and deliver to Counterparty a written confirmation confirming the substance of any telephonic notice of election received by Bear Stearns within one Exchange Business Day of that notice. Failure to provide such written confirmation will not affect the validity of the Counterparty's telephone notice.

PHYSICAL SETTLEMENT TERMS:

Physical Settlement:                On the relevant Settlement Date, Seller will
                                    deliver the related Number of Shares to be Delivered. Such delivery will be made on the relevant Settlement Date through the
                                    Clearance System at the accounts specified in this Confirmation and will be made on a "free" basis.

                                    In addition, on the relevant Settlement
                                    Date, Seller will pay to the Purchaser at
                                    the accounts specified in
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                        this Confirmation cash in an amount equal to the related
                        Rounding Correction.

                        All such deliveries will be made at or before 12:00 noon (New York time) on the relevant Settlement Date.

Number of Shares to be
Delivered:              Notwithstanding Section 6.3 of the 1996 Definitions, the
                        "Number of Shares to be Delivered" for the relevant
                        Settlement Date will be a number of Shares equal to the related Delivery Amount for the related Group of Pricing
                        Dates, with such number of Shares being rounded down to the nearest whole Share.


Relevant Price:         With respect to any Pricing Date, the closing price per
                        Share, as reported by the Exchange on such Pricing Date.

Delivery Amount:        With respect to any Group of Pricing Dates, the sum of
                        the number of Shares calculated for each Pricing Date in such Group of Pricing Dates as follows:

                        (a) if the Relevant Price on a Pricing Date is greater than or equal to the Cap Price, then:

                        Base Amount   Floor Price + Relevant Price - Cap Price
                        ----------- * ----------------------------------------
                            120                     Relevant Price

                        (b) if the Relevant Price on a Pricing Date is less than the Cap Price but greater than the Floor Price, then:

                                                  Base Amount    Floor Price
                                                  ----------- * --------------
                                                     120        Relevant Price

                        (c) if the Relevant Price on a Pricing Date is less than or equal to the Floor Price, then:

                                                                    Base Amount
                                                                    -----------
                                                                        120

Rounding Correction:    With respect to any Group of Pricing Dates, an amount
                        equal to the product of (a) the Relevant Price on the End Pricing Date for such Group of Pricing Dates and

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                        (b) the difference, if any, between (i) the Delivery
                        Amount for such Group of Pricing Dates and (ii) the Number of Shares to be Delivered for such Group of Pricing Dates.

Settlement Date:        For any Group of Pricing Dates, the third Exchange
                        Business Day following the End Pricing Date related to such Group of Pricing Dates. Settlement Date shall have the meaning set forth in Section 6.2 of the 1996
                        Definitions, save that the references in such provision to "Exercise Date" will be deemed to be references to the "End Pricing Date in respect of the related Group of Pricing Dates".

Prospectus Delivery
Requirement:            In conjunction with delivery of the Shares on any
                        Settlement Date, not less than two Exchange Business
                        Days prior to the related Settlement Date, the Seller will be obligated to deliver to Bear Stearns either:

                        (a) an opinion of counsel, in form and substance satisfactory to Bear Stearns, stating that any resale by Bear Stearns of the Shares delivered to it hereunder on such Settlement Date will be exempt from the prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"); or

                        (b) a prospectus in form and substance satisfactory to Bear Stearns, forming a part of a registration statement, which has been declared effective by the United States Securities and Exchange Commission and relating to the Shares.

                        The Counterparty shall cause the Issuer to keep the related registration statement effective for 90 Exchange Business Days following the related Settlement Date.

                        (c) In the event that the Counterparty, having exhausted its best efforts, is unable to deliver the prospectus required by (b), the Counterparty may delay the affected Settlement Date until it can deliver the prospectus, but by no more than sixty calendar

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                        days.

                        As a condition to Counterparty's right to so delay, on the date which, but for this provision, would have been the affected Settlement Date, the Counterparty shall pay to Bear Stearns an amount equal to the product of (i) one percent and (ii) one-third and (iii) the Base Amount and (iv) the Relevant Price on the End Pricing Date relating to the affected Settlement Date.

                        (d) Failure to deliver an opinion as required by (a) or the prospectus as required by (b) or (c) shall constitute a failure to deliver for purposes of Section 2(a)(ii) of the Master Agreement, notwithstanding anything to the contrary contained herein, in the 1996 Definitions or the Master Agreement. However, Bear Stearns agrees that, to the extent that doing so will not expose it to any additional expense or risk, it will negotiate in good faith with the Counterparty to determine on what terms (if any) it would be willing to readjust the this Transaction to permit the Counterparty to further delay delivery of the prospectus.

Applicability of
Certain Sections of
the 1996 Definitions:   Sections 6.6 (Expenses) and, except to the extent
                        expressly set forth to the contrary herein, 6.7
                        (Dividends) of the 1996 Definitions will apply to any delivery of Shares hereunder, save that the reference to "Exercise Date" will be deemed to be a reference to the "End Pricing Date in respect of the related Group of Pricing Dates".

                        Section 6.8 (Representation and Agreement) of the 1996 Definitions will apply to any delivery of Shares hereunder. For the avoidance of doubt, the representations and warranties set forth in "Additional Representations and Warranties of the Counterparty" below relating to the delivery of Shares hereunder apply to any delivery of Shares hereunder.

                        Section 6.9 (Failure to Deliver) of the 1996 Definitions will apply to any obligation to deliver Shares hereunder, save that the reference to "Exercise

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                        Date" will be deemed to be a reference to "Pricing
                        Date."

                        Section 6.10 (Default Interest) of the 1996 Definitions will apply to any obligation to deliver Shares hereunder.

                        Sections 6.6 through 6.10 of the 1996 Definitions will be applied as if this Transaction were an "Option Transaction".

Clearance System:       The principal domestic clearance system customarily
                        settling trades in the Shares on a "free" delivery basis as at the End Pricing Date in respect of the related
                        Group of Pricing Dates, as selected by the Calculation
                        Agent, subject to "Settlement by Delivery of Collateral" below.

Settlement by Delivery
of Collateral:          The parties agree that if Bear Stearns would otherwise
                        be obligated to return Collateral (as defined in the "Collateral Provisions" below) in accordance with the Collateral Provisions and Seller would otherwise be obligated to deliver Shares hereunder, Bear Stearns may, at its sole option. retain Collateral consisting
                        (i)first of Shares held as Collateral (but only to the extent of the number of Shares required to be delivered by Seller) and (ii) second of the Class B Common (as defined below) held as Collateral (but only to the extent of the number of Shares required to be delivered by Seller less the number of Shares retained under clause (i)) and Seller will thereupon not be obligated to deliver the Shares to the extent of any Shares and Class B Common so retained. Bear Stearns shall notify the Counterparty of its intention to so retain
                        Collateral not less than five Exchange Business Days prior, to any Settlement Date on which it proposes to exercise its right to retain Collateral.

                        The "Settlement by Delivery of Collateral" as described above, shall take place, as to Seller, in the collateral account maintained by Seller at Bear Stearns. By executing this Confirmation Seller hereby authorizes Bear Stearns to retain Collateral as

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                        aforementioned.

                        In the event that Bear Stearns retains Collateral consisting of Class B Common (as defined below). Bear Stearns shall, at the time it submits such Class B Common for reregistration on the books of the Issuer, also convert such Class B Common to Shares, all in accordance with the provisions of the Registration Rights Agreement (as defined below).

CASH SETTLEMENT TERMS:

Payment: With respect to any Group of Pricing Dates, on the related Cash Settlement Payment Date, Seller will pay to Bear Stearns the related Cash Settlement Amount, if any.

Cash Settlement
Payment Date:           With respect to any Group of Pricing Dates, the third
                        Exchange Business Day following the End Pricing Date for such Group of Pricing Dates, or if such date is not a Currency Business Day, the next following Currency
                        Business Day.

Cash Settlement
Amount: With respect to any Group of Pricing Dates, the sum of the following amounts, calculated for each Pricing Date in such Group of Pricing Dates as follows:

                        (a) if the Relevant Price on a Pricing Date is greater than or equal to the Cap Price, then:

                        Base Amount
                        ----------- * (Floor Price + Relevant Price - Cap Price)
                           120

                        (b) if the Relevant Price on a Pricing Date is less than the Cap Price but greater than the Floor Price, then:

                                                     Base Amount
                                                     ----------- * Floor Price
                                                        120

                        (c) if the Relevant Price on a Pricing Date is less than of equal to the Floor Price, then:
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                                                  Base Amount
                                                  ----------- * Relevant Price
                                                      120

                        WHERE:

                        "Relevant Price" is the Relevant Price which would have applied to each of the related Pricing Dates had Seller not elected or been deemed to have elected that these Cash Settlement Terms apply.

ADJUSTMENTS IN RESPECT OF DIVIDENDS:

Determinations and
Obligations:            If there are one or more cash dividends payable by the
                        Issuer on the Shares having an "ex-dividend" date during the period from but excluding the Initial Level Start
                        Date to and including the last to occur of the End
                        Pricing Dates, then the Calculation Agent shall make such adjustments as it deems necessary to preserve the economic effect which would have obtained had the Issuer continued to pay no cash dividends. Such adjustments may be made to any one or more of the Cap Price, the Floor
                        Price and the Base Amount (which, for the avoidance of doubt, would result, as more fully described in the "Collateral Provisions" below, in an adjustment to the amount of Collateral required to be maintained hereunder) and any other variable relevant to the settlement or payment terms of this Transaction, as well as variables relevant to the Collateral Provisions below.

                        If there are one or more current dividends or distributions in property (other than Shares) to holders of Shares having an "ex-dividend" date during the period from but excluding the Initial Level Stan Date to and including the last to occur of the End Pricing Dates, then the Calculation Agent shall make such adjustments as it deems necessary to preserve the economic effect which would have obtained had the Issuer not made such dividend or distribution. Such adjustments may be made to any one or more of the Cap Price, the Floor Price and the Base Amount (which, for the avoidance of doubt, would result, as more fully described in the "Collateral

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                        Provisions" below, in an adjustment to the amount of
                        Collateral required to he maintained hereunder) and any other variable relevant to the settlement or payment terms of this Transaction, as well as the number of Total Released Shares and any either variable relevant to the Collateral Provisions below. However, the parties agree that if either party so requests, they shall negotiate in good faith to make adjustments to the terms of this Transaction which would result in an adjustment to the Base Amount such that both the Shares and the distributed or dividend property would be comprised in the Base Amount, and to make any corresponding changes to the Cap Price, the Floor Price and the Base Amount (which, for the avoidance of doubt, would result, as more fully described in the "Collateral Provisions" below, in an adjustment to the amount of Collateral required to be maintained hereunder) and any other variable relevant to the settlement or payment terms of this Transaction, as well as the number of Total Released Shares and any other variable relevant to the Collateral Provisions below.

                        In the event that any adjustment is made under this section (whether by the Calculation Agent or by agreement of the parties) which does not require payment by the Counterparty of an amount in respect of, or the retention by Bear Stearns as Collateral of, any dividend or distribution on the Class B Common or Shares, Bear Stearns shall, as more fully set forth in clause (c) of the "Collateral Provisions" below, pay or deliver such dividends or other distributions to the Counterparty upon the effectiveness of such adjustment to the terms of this Transaction.

ADJUSTMENTS:

Method of Adjustment:   Following the declaration by the Issuer of the terms of
                        any event which would be a Potential Adjustment Event
                        with respect to the Shares, the Calculation Agent shall
                        determine whether such Potential Adjustment Event has a
                        diluting or concentrative effect on the theoretical
                        value of the Shares and, if so, will (a) make the
                        corresponding adjustments to any one or more of the Cap
                        Price, the
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                        Floor Price and the Base Amount (which, for the
                        avoidance of doubt, would result, as more fully described in the "Collateral Provisions" below, in an adjustment to the amount of Collateral required to be maintained hereunder) and any other variable relevant to the settlement or payment terms of this Transaction, as well as the number of Total Released Shares and any other variable relevant to the Collateral Provisions below, as the Calculation Agent determines appropriate to account for that diluting or concentrative effect and
                        (b) determine the effective date(s) of the adjustment(s). In addition, following the declaration by the Issuer of the terms of any event which would be a Potential Adjustment Event with respect to the Class B
                        Common (as defined below), the Calculation Agent shall determine whether such Potential Adjustment Event has a diluting or concentrative effect on the theoretical value of the Class B Common and, if so, will (a) make the corresponding adjustments to any obligations relating to its right to retain Class B Common in settlement of the obligation of the Seller to deliver
                        Shares hereunder (as described in "Settlement by Delivery of Collateral" above), as well as the number of Total Released Shares and any other variable relevant to the Collateral Provisions below, as the Calculation
                        Agent determines appropriate to account for that diluting or concentrative effect and (b) determine the effective date(s) of the adjustment(s). For the avoidance of doubt, for purposes of determining whether an event is a Potential Adjustment Event (including, but not limited to, those specified in Section 9.1(e)(ii), 9.1(e)(iii), and 9.1(e)(vi) to the extent analogous to the foregoing) and any adjustment to be made in respect thereof, the Calculation Agent shall take into account the effect of other provisions of this Confirmation, including those relating to cash dividends and dividends not in Shares.

CONSEQUENCES OF EXTRAORDINARY EVENTS:

Additional Termination
Events: Notwithstanding anything to the contrary in the 1996 Definitions, it shall be an Additional Termination Event if any of the following should occur at any time from and
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                        including the 45th Exchange Business Day following the
                        Initial Level Start Date to and including the last to occur of the End Pricing Dates:

                        (a) the Merger Date of any Merger Event (other than a Merger Event which is also a Tender Event, as to which the provisions of (c) below shall apply) shall occur (save that for purposes of determining if any event is a Merger Event, the requirement that the Merger Date be on or before the Expiration Date or final Valuation Date shall be replaced with a requirement that the Merger Date be on or before the last to occur of the End Pricing Dates), unless (i) the Merger Event is not a Share-for-Other Merger Event and (ii) the parties shall have agreed upon a modification to the terms of this Transaction in accordance with "Negotiation in Respect of Certain Merger Events" below.

                        (b) the Announcement Date of any Nationalization or Insolvency shall occur;

                        (c) the Pre-Tender Date (as defined below) of any Tender Offer (as defined below) shall occur; and

                        (d) the price at which the Shares trade on the Exchange (other, than any trade relating to an odd lot) at any time falls below USD 10.00 per Share.

Tender Offer:           A tender offer (as such term is used in Section 14 of
                        the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, in each case as in effect on the date hereof) is made by any party or an issuer tender offer (as such term is used in Section 13(e) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, In each case as in effect on the date hereof) is made for 20% or more of the float of the Shares.

Pre-Tender Date:        The fifth Exchange Business Day preceding the date which
                        is then anticipated to be the date on which Shareholders desiring to participate in a Tender Offer are required to tender their Shares.

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                        For the avoidance of doubt, determinations of Pre-Tender
                        Dates in relation to Tender Events will be based on the Calculation Agent's determination of the anticipated dates on which Shares are to be tendered based on a reasonably diligent effort to ascertain the expected date based on public information in the marketplace. No alteration in the Pre-Tender Dates or re-instatement of the Transaction will occur if the relevant Tender Event is delayed or does not, in fact, occur.

                        For purposes of the foregoing Additional Termination
                        Event:

                        (a) Seller shall be the sole Affected Party

                        (b) this Transaction shall be the sole Affected Transaction

                        (c) Second Method and Loss will be deemed to apply.

                        For purposes of the foregoing Additional Termination Event, and notwithstanding anything to the contrary in
                        Section 6 of the Master Agreement, the Settlement Amount shall be payable by Seller to Purchaser on the third Currency Business Day following the receipt by Seller of determination by the Calculation Agent of the Settlement Amount.

Negotiation in Respect
Of Certain Merger
Events: In the event of the public announcement of the potential occurrence of a Merger Event which would result in an Additional Termination Event under clause (a) above, unless such Merger Event will be a Share-for-Other Merger Event, the parties shall negotiate in good faith to arrive at modifications of the terms of this Transaction which would have the effect of preserving the economic effect which would have obtained but for the occurrence of the Merger Event.

                        If the parties are unable to agree upon such
                        modifications on or prior to the Pre-Merger Date, then the occurrence of the Merger Event shall constitute an Additional Termination Event as described above. If the parties do
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                        agree upon such a modification, and the Merger Event
                        does not, in fact, occur, then the Count erparty agrees to make Bear Stearns whole for any loss or cost incurred by it in connection with such modification, including any loss of bargain, cost of funding, or, at the election of Bear Stearns, but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position in respect of such modification.

Pre-Merger Date:        The fifth Exchange Business Day preceding the date which
                        is then anticipated to be the date on which the Merger
                        Date will occur.

                        For the avoidance of doubt, determinations of Pre-Merger Dates in relation to Tender Events will be based on the Calculation Agent's determination of the anticipated Merger Date based on a reasonably diligent effort to ascertain the expected date based on public information in the marketplace.

COLLATERAL PROVISIONS:

                        (a) As soon as practicable after the date hereof, but in any event on or before the second Exchange Business Day preceding the Initial Level Start Date, Counterparty shall deliver to and at all times thereafter maintain with Bear Stearns as collateral a number of shares of Class B Common Shares of the Issuer ("Class B Common"), Shares or any combination of Class B Common or Shares, in any case in aggregate equal to (i) prior to the occurrence of any Settlement Date hereunder or any adjustment to the Base Amount hereunder, the Base Amount and (ii) thereafter, (A) if the relevant date is a Settlement Date, the Number of Shares to Be Delivered for such date (until such time as such Shares are delivered or retained in accordance with "Settlement by Delivery of Collateral" above) plus the number of Shares described in (B) below and (B) if the relevant date is not a Settlement Date, to the maximum number of Shares which could after such date be required to be delivered hereunder (as such number may be from time to time adjusted in accordance herewith), less, in any case, the Total Released Shares (if any, and excluding for such

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                        purpose any Class B Common and/or Shares described in
                        clause (ii)(B) of the definition thereof). While such Class B Common and/or Shares are held as Collateral hereunder, the Seller shall retain the right to vote such Class B Common and/or Shares. For the avoidance of doubt, the "Additional Representations and Warranties of the Counterparty" set forth below will also apply to Class B Common and/or Shares pledged as Collateral including, without limitation, subparagraph (a), (b) and
                        (c) thereof. In the event that the number of Class B Common and/or Shares held pursuant to this paragraph (a) is in excess of the number of Class B Common and/or Shares required to be maintained hereunder, then, upon request of the Counterparty, Bear Stearns shall return or otherwise release its security interest in a number of Class B Common Shares or Shares equal to such excess. At any time during the term of this Transaction, the Counterparty shall have the right to replace all or a portion of the Class B Common or Shares, as applicable, pledged to Bear Stearns as Collateral with an equal number of Shares or Class B Common, as applicable ("Replacement Collateral"), upon such replacement the Counterparty hereby grants a perfected first priority security interest in the Replacement Collateral to be delivered, and Bear Stearns shall return the Collateral so replaced or otherwise release its security interest therein. (For the avoidance of doubt, if Bear Stearns elects to retain Collateral as described in "Settlement by Delivery of Collateral" above, the Counterparty may exercise its right to substitute Shares equal to the amount required to be delivered in respect of the related Settlement Date for Class B Common then held as Collateral, with the result that Bear Stearns will retain the Shares rather than the Class B Common.) The right of the Counterparty to post Class B Common, whether as Collateral or Replacement Collateral is subject to the limitations set forth in (e) below.

                        (b) At any time during the term of this Transaction, Seller shall be entitled to substitute cash or U.S. Treasury securities ("Substitute Collateral") for all or a portion of the Class B Common or Shares held by Bear Stearns as collateral hereunder by sending written notice (a
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                        "Substitution Notice") to Bear Stearns to designate the
                        date of such substitution (the "Substitution Date"), which shall be no less than three Exchange Business Days from the effective date of such notice and to set forth the number of the Class B Common and/or Shares for which Substitute Collateral is to be substituted, After receipt of the Substitution Notice, Bear Stearns shall notify Seller in writing of the account to which Substitute Collateral is to be transferred by Seller, On the Substitution Date, upon receipt of Substitute Collateral having a Collateral Value equaling or exceeding the Delivery Amount (as defined below) determined with respect to such Substitution Date, Bear Stearns shall return or otherwise release its security interest in the number of Class B Common and/or Shares that Seller has designated as being subject to the substitution (the "Released Shares"). Seller hereby grants to Bear Stearns a perfected first priority security interest in all Substitute Collateral to be delivered.

                        For the purposes of these Collateral Provisions, the "Coverage Amount" on any day shall equal the product of
                        (i) 150% and (ii) the closing price of the Shares on the Exchange Business Day preceding the date of determination and (iii) the Total Released Shares.

                        On any Exchange Business Day following the occurrence of any Substitution Date, at the request of either of the parties, the Calculation Agent shall determine the Collateral Value of all Substitute Collateral then held by Bear Stearns (including any distribution or other income on or proceeds of such Substitute Collateral, which shall become part of the Substitute Collateral) (the "Current Collateral Amount") and the Coverage Amount, each computed on such day.

                        If on any Business Day following a Substitution Date, the Calculation Agent determines that the Current Collateral Amount is less than the Coverage Amount, then Bear Stearns shall notify the Seller no later than 10:00 a.m. (New York time) on the same Exchange Business Day and Seller shall deliver to Bear Stearns cash or U.S. Treasury securities having a Collateral
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                        Value equal to or greater than the Delivery Amount by
                        the close of business on such day. For purposes hereof, the "Delivery Amount" with respect to any Exchange Business Day shall equal the excess, if any, of the Coverage Amount over the Current Collateral Amount. Seller hereby grants to Bear Stearns a perfected first priority security interest in all cash or U.S. Treasury securities to be delivered.

                        If on any Business Day following a Substitution Date, the Calculation Agent determines that the Coverage Amount is less than the Current Collateral Amount, then Bear Stearns shall notify the Seller no later than 10:00 a.m (New York time) on the same Exchange Business Day and Bear Stearns shall return or otherwise release its security interest in cash or U.S. Treasury securities having a Collateral Value equal to or greater than the Return Amount by the close of business on such day. For purposes hereof the "Return Amount" with respect to any Exchange Business Day shall equal the excess, if any, of the Coverage Amount over the Current Collateral Amount.

                        "Collateral Value- shall mean (i) in the case of Substitute Collateral which is cash, the amount of such cash and (ii) in the case of Substitute Collateral which are U.S. Treasury securities, the product of (A) the bid price for such U.S. Treasury securities (inclusive of accrued interest, if any) as of the close of trading on the Business Day immediately preceding the date of determination of the Collateral Value and (B) the percentage set forth for the tenor of such U.S. Treasury Security in the following table:

  TERM TO MATURITY      PERCENTAGE
---------------------   ----------
Less than two years        100%
Two through ten years       99%
More than ten years         98%

                        "Total Released Shares" means, with respect to any Business Day, the greater of (i) zero and (ii)(A) all Released Shares for any Substitution Date occurring prior to such Business Day plus (B) with respect to any
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                        Substitution Date, any Class B Common and/or Shares
                        which will, upon receipt of the Delivery Amount for such day, become Released Shares with respect to such Substitution Date minus (C) any Class B Common and/or Shares delivered after any Substitution Date in accordance with the immediately following sentence which are in excess of the amount then required to be maintained in accordance with clause (a) hereof.

                        The Counterparty shall, after the occurrence of any Substitution Date, have the right to deliver Class B Common and/or Shares. This shall result in a reduction of the Total Returned Shares. The Counterparty grants to Bear Stearns a perfected first priority security interest in all Class B Common and/or Shares to be delivered.

                        (c) These Collateral Provisions shall be deemed a security agreement, and shall be governed by the laws of the State of New York, without giving effect to the conflicts or choice of law provisions thereof. The Counterparty hereby grants a first priority continuing security interest in all Class B Common, Shares, Replacement Collateral, cash or U.S. Treasury securities provided and to be provided hereunder and in any and all substitutions therefor, proceeds thereof and distributions thereon (collectively, the "Collateral"). Any proceeds of or distributions on the Class B Common and/or Shares held as Collateral shall, if and to the extent that they are in excess of the maximum number of Shares which then required to be maintained pursuant to
                        (a) above or amounts required to be paid or delivered to, or retained by, Bear Stearns pursuant to any adjustments to the terms hereof made pursuant to "Adjustments in Respect of Dividends." "Adjustments" or "Consequences of Extraordinary Events" above be paid or delivered to Counterparty within five Exchange Business Days of receipt by Bear Stearns and upon such payment or delivery shall no longer be subject to such security interest. These Collateral Provisions constitute a Credit Support Document and the failure by a party to deliver or return Collateral in accordance with these Collateral Provisions (if such failure is not remedied on or before the Business Day after notice of such failure is given to
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                        such party) shall constitute an Event of Default for
                        purposes of Section 5(a)(iii) of the Master Agreement with respect to such party. Any delivery or return of Collateral hereunder shall be subject to the conditions precedent specified for deliveries or payments in
                        Section 2(a)(iii) of the Master Agreement.

                        (d) Any Collateral to be delivered or returned hereunder shall be delivered or returned as follows:

                        (i) (x) in the case of delivery of Class B Common, delivery of the share certificates, together with an instrument of transfer in blank and (y) in the case of a return of Class B Common to the Counterparty, a written release of security interest, in each of the cases described in (x) and (y), in form and substance reasonably satisfactory to Bear Stearns or Counterparty, as applicable:

                        (ii) in the case of Shares or U.S. Treasury securities. delivery of such Shares or U.S. Treasury securities to a securities account held in the name of Bear Stearns or its designee and in the case of a return of such Shares or U.S. Treasury securities, to a securities account held in the name of the Counterparty; and

                        (iii) in the case of cash, by wire transfer of immediately available funds.

                        (e) if the Issuer shall propose any change to its charter or bylaws which would result in changes in derogation of the rights of the holders of the Class B Common the Shares, or both, which Bear Stearns reasonably determines would materially and adversely affect the value of Class B Common as Collateral hereunder, then the Counterparty shall either (a) provide Bear Stearns with reasonable adequate assurance that such proposal will be defeated by vote of shareholders or (b) if the assurances set forth in (a) cannot be provided, or, notwithstanding such assurances, the proposal is not defeated, cease to post Class B Common as Collateral hereunder and irrevocably waive any right to do so in future (a "Class B Alteration Event").

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                        For the avoidance of doubt, Bear Stearns shall not
                        convert Class B Common into Shares, unless Bear Stearns is entitled to retain the Class B Common pledged to it as Collateral hereunder on a Settlement Date relating to Physical Settlement, or on a Termination Date as a result of an Event of Default as to which the Counterparty is the Defaulting Party, or upon failure by the Counterparty to pay amounts due as a result of the occurrence of an Optional Termination Event, or upon written instruction from the Counterparty.

3. Account Details and
   Settlement
   Information:         PAYMENTS TO BEAR STEARNS:
                        Citibank, N.A., New York
                        ABA Number: 021-000-089, for the account of Bear, Stearns Securities Corp.
                        Account Number: 0925-3186, for further credit to Bear, Stearns International Limited
                        Sub-account Number: To be provided
                        Attention: Derivatives Operations

                        PAYMENTS TO COUNTERPARTY:
                        To be delivered

ADDITIONAL PROVISIONS:

Agency. Counterparty acknowledges that Bear, Stearns & Co. Inc. ("BS&C") has acted as agent for Counterparty solely for the purposes of arranging this Transaction with its Affiliate, Bear Stearns. This Confirmation is being provided by BS&C in such capacity. Upon your written request. BS&C will furnish you with the time at which this Transaction was entered into.

Non-Reliance. Each parry represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks, Counterparty acknowledges that Bear Stearns has advised Counterparty to consult its own tax and legal advisors in connection with this Transaction evidenced by this Confirmation and that the

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Counterparty has done so. Each party represents that it is acting as principal in respect of this Transaction.

Documents to Be Delivered by the Counterparty. On or prior to Exchange Business Day preceding the Outside Initial Level Start Date, the Counterparty shall deliver the following:

     (a) a Recognition and Consent Agreement among the Issuer, the Counterparty and Bear Stearns, in form and substance acceptable to Bear Stearns, which shall cover, among other things, that:

          (i) a recognition by the Issuer of the security interest of Bear Stearns in any Class B Common held as Collateral hereunder, and an agreement by the Issuer that it shall promptly convert such Class B Common to Shares registered in the name of Bear Stearns or its designee upon presentation by Bear Stearns of the certificates of such Class B Common together with a duly impeded instrument of transfer in blank;

          (ii) an agreement by the Issuer to pay over all distributions on, or Shares received upon conversion of, any Class B Common which Bear Stearns notifies the Issuer is held as Collateral to Bear Stearns, until such time as Bear Stearns notifies the Issuer that such Class B Common is no longer held as Collateral; and

     (b) a waiver granted by the Issuer under the Registration Rights Agreement (as defined below) permitting the pledge of Class B Common hereunder.

Additional Representations and Warranties of the Counterparty. The Counterparty represents and warrants to Bear Stearns (which representations and warranties will be deemed repeated at all times during the period from and including the date hereof to and including the Settlement Date, unless otherwise indicated below) that

     (a) with respect to the Class B Common and/or Shares pledged as Collateral under this Transaction. Counterparty is the beneficial owner of such Shares and there are not now any liens, claims, charges, pledges, debts or other encumbrances (other than encumbrances imposed by the Registration Rights Agreement or the Shareholders Agreement) on such Class B Common and/or Shares, and Counterparty has granted a valid, perfected first priority security interest in such Class B Common and/or Shares to Bear Stearns.

     (b) the Class B Common and/or Shares pledged as Collateral under this Transaction and any Class B Common and/or Shares delivered to Bear Stearns hereunder are not and shall not be subject to any condition to or restriction on the ability of the
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          holder thereof to freely sell, assign or otherwise transfer such Class
          B Common and/or Shares, other than:

          (i) contractual restrictions contained in the Registration Rights Agreement dated January 27, 1986 between Cablevision Systems Corporation and Cablevision Systems Company, as amended to the date hereof (the "Registration Rights Agreement");

          (ii) contractual restrictions contained in the Shareholders Agreement dated March 4, 1998 by and among the Issuer, Telecommunications, Inc. and various holders of Shares as indicated therein, as amended to the date hereof (the "Shareholders Agreement"); and

          (iii) legal restrictions imposed by the Securities Act, and the rules promulgated thereunder. on persons who are "affiliates" (as that term is defined in Rule 144 promulgated under the Securities Act ("Rule 144")) of the Issuer:

     (c) with respect to the Class B Common and/or Shares pledged as Collateral, for purposes of Rule 144 the Counterparty has held or is deemed to have held such Shares for not less than a period of two years preceding the date of this Confirmation:

     (d) as of the date hereof, the date of agreement to reduction of Base Amount in accordance with the definition thereof, any date of selection of an Initial Level Start Date, any date of election of Optional Early Termination and any date of any agreement reached in respect of treatment of a non-cash Dividend or pursuant to "Negotiation in Respect of Merger Events", the Counterparty is not in possession of any material adverse non-public information regarding the Issuer, and Counterparty has not provided Bear Stearns with any material non-public information relating to the Issuer as of any such date;

     (e) Counterparty has not entered into any agreements with the Issuer or any other person (including, but not limited to the Stockholders Agreement and the Registration Rights Agreement) which would prohibit or limit the Counterparty from entering into or performing its obligations under this Transaction or any transactions in connection therewith:

     (f) all representations made by the Counterparty in the STAMPS Disclosure letter dated of even date herewith were true and correct as of the date made or deemed made.

     (g) Counterparty shall not engage in any business activity, other than (i) those necessary to accomplish the Transaction or any transaction in connection therewith or incidental thereto, (ii) any passive ownership of non-recourse assets
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          (including shares or, to the extent that recourse is limited to the amount of the investment, limited partnership interests, memberships in limited liability companies and the like, cash, cash equivalents, notes or other debt securities or Class B Common or Shares), (iii) any loans, distributions, or gifts to one or more members of the Counterparty, one or more beneficial owners of such members, or other persons related to any thereof, or trusts established for the benefit of any of the foregoing, or to other holders of non-recourse assets (as defined in (ii) above), or the corporation, general partner, managing partner or the like of the entity or entities in which the Counterparty is a passive investor, and (iv) any borrowing from Bear Stearns or any affiliate thereof, or any other party, which is used to acquire, and is limited in recourse to, non-recourse assets in addition to those described in (ii) above or used to make any loans, distributions or gifts in addition to, but of the same type as, those described in (iii) above, and is required to complete the transaction with respect to the Indians (as defined below). The Counterparty shall not grant to any party, any lien, pledge or security interest over any of its property (other than (x) those contemplated by this Transaction or (y) those granted in connection with the borrowing described in
          (iv) above), nor create any contractual arrangement which, by way of set-off or otherwise, would constitute an arrangement giving to any creditor rights over its property superior to those of Bear Stearns. The Counterparty shall timely pay all amounts due in respect of any obligation which has resulted or may result in imposition of any security interest by operation of law, unless the amount due in respect of such obligation is then being contested in good faith.

Additional Representation of Bear Stearns. Bear Stearns hereby represents and warrants as of the date hereof that it is entering into this Transaction as principal for its own account and that it is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

Additional Covenant Relating to this Transaction. Each of Seller and Bear Stearns agrees that (i) it will not treat this Transaction, any portion of this Transaction, or any obligation hereunder as giving rise to any interest income or other inclusions of ordinary income; (ii) it will not treat the delivery of any portion of the Shares, assets or cash to be delivered pursuant to this Agreement as the payment of interest or ordinary income, (iii) it will treat this Agreement in its entirety as a forward contract for the delivery of Shares; and (iv) it will not take any action (including filing any tax returns or form or taking any position in any tax proceeding) inconsistent with the obligations contained in (i) through (iii). Notwithstanding the preceding sentence, either party may take any position required by law, provided that such party delivers to the other party an opinion of counsel, nationally recognized as expert in Federal tax matters, which opinion is based on the regulation or an administrative pronouncement or interpretation or applicable court decision published after the date of this Agreement. Furthermore, Bear Stearns may treat this agreement in such fashion it deems necessary to accurately reflect this Transaction's economic
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substance in its own risk management systems within the limitations of such systems, such "booking" mechanism not being in derogation of its obligations set forth in the preceding sentence.

Optional Early Termination. Notwithstanding anything to the contrary in this Confirmation and the Master Agreement, Seller shall have the right to terminate this Transaction, for any reason or no reason at all, by irrevocable written notice to Bear Stearns designating the effective date of such termination (the "Optional Early Termination Date"), which will be no less than five Exchange Business Days from the effective date of such notice (determined as if such notice were a notice under Section 5 of the Master Agreement). In addition to the foregoing, if the Counterparty has not delivered the documents required to be delivered by it pursuant to "Documents to Be Delivered" above by the third Exchange Business Day preceding the Outside Initial Level Start Date the Counterparty will be deemed to have designated such date as an Optional Termination Date.

The Transaction may be terminated in whole at any time prior to the second Exchange Business Day preceding the Initial Level Start Date, and in whole or in part at any time after the Prepayment Amount Payment Date and prior to the last of the Maturity Dates.

With respect to an Optional Early Termination Date which occurs prior to the second Exchange Business Day preceding the Initial Level Start Date (including as a result of failure by the Counterparty to deliver documents required to be delivered by it pursuant to "Documents to Be Delivered" or as a result of the failure of the parties to reach agreement on a proposed amendment to the terms of this Transaction pursuant to "Negotiation of Extension" above, and Counterparty's consequent election to terminate this Transaction), the Counterparty shall pay to Bear Stearns, on the third Currency Business Day following the Optional Early Termination the amount specified in that certain letter agreement between the parties of even date herewith. The parties agree that such amount is not a penalty and represents a reasonable pre-estimate of the damages which Bear Stearns will incur as a result of such Optional Early Termination, which actual damages may be significantly greater than such amount.

Upon payment by the Counterparty of the amounts required of it as a result of the termination in whole of this Transaction, this Transaction shall be terminated and without any further effect or force, and neither party shall owe interest to the other party in respect of any period after the date of such payment.

With respect to a termination in whole occurring after the Prepayment Amount Payment Date and prior to the last of the Maturity Dates, such termination shall be treated as an Additional Termination Event. For purposes of such Additional Termination Event, (a) Seller shall be the sole Affected Party, (b) this Transaction shall be the sole Affected Transaction and (c) Second Method and Loss will be deemed to apply.

Reference Number: NY9741
Dolan Family LLC
November 3, 1999
Page 28 of 34

With respect to a termination in part occurring after the Prepayment Amount Payment Date and prior to the last Maturity Date, the Seller shall be obligated to indicate in the notice designating the Optional Early Termination the portion of the Base Amount (expressed as a number of Shares) with respect to which it is exercising its right of optional early termination. Any such reduction in part shall be in increments of 100,000 Shares worth of Base Amount. In such case, the parties shall determine the amount payable by the Seller in respect of such partial early termination as if such termination were an Additional Termination Event in respect of a Transaction on terms equivalent to those hereof, except that the Base Amount shall be equal to the portion of the Base Amount with respect to which the Seller has exercised its right of optional early termination. For purposes of such Additional Termination Event, (a) Seller shall be the sole Affected Party, (b) this hypothetical transaction described in the preceding sentence shall be the sole Affected Transaction and (c) Second Method and Loss will be deemed to apply.

Upon the effectiveness of such partial optional termination of this Transaction, the Base Amount shall be reduced by the portion thereof for all purposes of this Confirmation. This would result (all other things being equal) in a reduction of the amount of Collateral required to be maintained in accordance with the "Collateral Provisions" above.

For purposes of any such Additional Termination Event in respect of this Transaction (in the case of a termination in whole) or hypothetical Transaction (in the case of a termination in part) occurring after the Prepayment Amount Payment Date and prior to the last of the Maturity Dates, and notwithstanding anything to the contrary in Section 6 of the Master Agreement, the Settlement Amount shall be an amount payable by Seller to Purchaser on the third Currency Business Day following the receipt by Seller of determination by the Calculation Agent of the Settlement Amount.

Confidentiality. The Counterparty agrees that it shall hold confidential (a) the existence of this Transaction and (b) the economic terms of this Transaction. Notwithstanding the foregoing, the Counterparty may disclose the existence and economic terms of this Transaction to

     (a)  its legal, tax, financial and accounting advisors.

     (b) the Cleveland Indians Baseball Company Limited Partnership (the "Indians"), and

     (c)  Major League Baseball,

in the case of (b) and (c), to the extent required to effect the transactions currently contemplated between the Counterparty and the Indians.

In the case of any disclosure made by the Counterparty pursuant to (a) or to the Indians pursuant to (b), the Counterparty shall procure that such person (in the case of (a)) or the

Reference Number: NY9741
Dolan Family LLC
November 3, 1999
Page 30 of 34

Indians (in the case of (b)) to whom it discloses the existence or economic terms of this Transaction shall enter into a confidentiality agreement in form and substance reasonably satisfactory to Bear Stearns.

Notwithstanding the foregoing, such information need no longer be held confidential if it becomes generally known to the public. Further, any party may disclose such information if required by law (including, but not limited to, any filing requirements under the Securities Exchange Act of 1934 and the rules thereunder promulgated), or compelled by judicial or administrative process.

Inapplicability of Account Agreement to this Transaction. The parties hereto agree that the Bear, Stearns International Limited Standard Terms and Conditions of Business for Non-Private Customers and Market Counterparties (the "Account Agreement"), entered into or to be entered into solely in connection with establishment of the account in which the Collateral is to be maintained, will not apply to this Transaction.

ELECTIONS, MODIFICATIONS AND AMENDMENTS UNDER THE FORM MASTER AGREEMENT:

Survival. The following provisions shall apply to all Transactions which are or will be governed by the Master Agreement, notwithstanding the termination of this particular Transaction.

Payment Date Netting. The parties agree that subparagraph (ii) of Section 2(c) of the Master Agreement will not apply to any Transactions that are or will be governed by the Master Agreement. Thus all amounts payable on the same date in the same currency in respect of all Transactions shall be netted.

Payment Measure. For all Transactions which are or will be governed by the Master Agreement, "Loss" and "Second Method" shall be the payment measure for purposes of Section 6(e) of the Master Agreement, subject, however, as to any particular Terminated Transaction, to the Confirmation therefor.

Transfer. For all Transactions which are will or will be governed by the Master Agreement, either party may transfer its rights and obligations under this Transaction in accordance with Section 7 of the Master Agreement. However, Bear Stearns may also transfer its rights and obligations under this Transaction, in whole but not in part, to any of its Affiliates, provided that

(a) the transferee has a credit rating at least equal to that of the Credit Support Provider of Bear Stearns at the time of such transfer or (b) the Credit Support Provider of Bear Stearns (or another entity with a credit rating at least equal to that of the Credit Support Provider of Bear Stearns at the time of such transfer) shall guarantee such transferred obligations of the transferee pursuant to a guaranty in substantially the form of the TBSCI Guaranty;

Reference Number: NY9741
Dolan Family LLC
November 3, 1999
Page 31 of 34

(b) Seller will not, and there is not a substantial likelihood that it will, be required to pay to the transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Master Agreement (except with respect to interest under Section 2(e), 6(d)(ii) or 6(e) of the Master Agreement) greater than the amount in respect of which Seller would have been required to pay to Bear Stearns under Section 2(d)(i)(4) in the absence of the transfer;

(c) Seller will not, and there is not a substantial likelihood that it will, receive a payment from which an amount will be withheld or deducted, on account of a Tax under Section 2(d)(i) of the Master Agreement (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e) of the Master Agreement), in excess of that which Bear Stearns would have been required to so withhold or deduct without paying an amount under Section 2(d)(i)(4) of the Master Agreement in the absence of the transfer, unless the transferee would be required to make an additional payment pursuant to Section 2(d)(i)(4) of the Master Agreement at least to the same extent that Bear Stearns would have been required to make an additional payment under Section 2(d)(i)(4) of the Master Agreement;

(d) Neither an Event of Default with respect to which Bear Stearns would be the Defaulting Party nor an Additional Termination Event with respect to which Bear Stearns is an Affected Party has occurred and is continuing at the time of the transfer, and neither an Event of Default nor Termination Event shall occur as a result of the transfer;

(e) Such transfer shall not result in any material adverse consequence to Seller; and

(f) Bear Stearns shall provide to Seller notice of such transfer promptly following the transfer.

Address for Notice. For all Transactions which are or will be governed by the Master Agreement, the address of the parties shown as such on the most-recently-executed Confirmation under the Master Agreement shall be deemed to have been specified as the address for notices for purposes of Section 12(a) of the Master Agreement.

Governing Law. For all Transactions which are or will be governed by the Master Agreement, the laws of the State of New York, without reference to the choice of law principles thereof will be the governing law for purposes of Section 13(a) of the Master Agreement.

Rate of Interest. For all Transactions which are or will be governed by the Master Agreement and for purposes of determining the Default Rate, the Non-default Rate or the Termination Rate, it will be deemed that each party's cost of funding will be determined daily as equaling USD-Federal Funds-H.15 for such day (as defined in the Definitions).

Credit Support Document. For all Transactions which are or will be governed by the Master Agreement and with respect to either party, each of (a) the Collateral Provisions

Reference Number: NY9741
Dolan Family LLC
November 3, 1999
Page 32 of 34

contained in this Confirmation, or any like provisions contained in any other Confirmation and (b) the Account Agreement will be deemed to be a Credit Support Document. In addition the Guaranty of The Bear Stearns Companies Inc. of even date herewith (the "TBSCI Guaranty") shall be a Credit Support Document with respect to Bear Stearns and The Bear Stearns Companies Inc. shall be a Credit Support Provider with respect to Bear Stearns.

Specified Transaction. For all Transactions which are or will be governed by the Master Agreement and for purposes of Section (c) of the definition of "Specified Transactions" contained in Section 14 of the Master Agreement, Specified Transactions shall mean any transaction, agreements (including the Account Agreement) and extensions of credit between Bear Stearns or any Affiliate of Bear Stearns and the Counterparty or any Specified Entity of the Counterparty, whether now existing or hereafter entered into.

Termination Currency. For all Transactions which are or will be governed by the Master Agreement, USD.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Confirmation. Fully executed originals will promptly be provided.

Reference Number: NY9741
Dolan Family LLC
November 3, 1999
Page 33 of 34

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR, STEARNS INTERNATIONAL LIMITED

By:     /s/  Steve Meyer
   -------------------------
   Name: Steve Meyer
   Title: Senior Managing Director

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date first above stated.

DOLAN FAMILY LLC

By:
   -----------------------------------------------
   Name:
   Title:
   (Authorized Signatory)

Reference Number: NY9741
Dolan Family LLC
November 3, 1999
Page 34 of 34

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR, STEARNS INTERNATIONAL LIMITED

By: _____________________________
    Name:
    Title:

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date first above stated.

DOLAN FAMILY LLC

By:     /s/  Edward Atwood
   ---------------------------
   Name: Edward Atwood
   Title: Manager
   (Authorized Signatory)

                                                                       Exhibit 7

[BEAR STEARNS]

                                                        BEAR, STEARNS & CO, INC.

                                                                 245 PARK AVENUE
                                                        NEW YORK, NEW YORK 10167
                                                                  (212) 272-9633

                                                                ATLANTA - BOSTON
                                                  CHICAGO - DALLAS - LOS ANGELES
                                                        NEW YORK - SAN FRANCISCO

                                                              ______ - HONG KONG
                                                          LONDON - PARIS - TOKYO

May 11, 2001

Dolan Family LLC
c/o Mr. Bruce D. Haims
Debevoise & Plimpton
875 Third Avenue
New York, NY  10022

Re: Transaction between Bear, Stearns International Limited and Dolan Family LLC memorialized by confirmation dated November 3, 1999 (the "`Confirmation')

Dear Mr. Haims:

Recently, the Issuer made a distribution of its Rainbow Media Group Class A Common Stock to holders of its shares.

This is a distribution in property other than Shares. Under "Adjustments in Respect of Dividends -- Determinations and Obligations," the Calculation Agent is obligated to make adjustments as it deems necessary to preserve the economic effect which would have obtained had the Issuer not made such dividend or distribution.

The Calculation Agent has determined to

- Adjust the Base Amount to be a basket comprised of 5,000,000 Shares of the Issuer's Cablevision NY Group Class A common stock ("CVC Class A") and 2,500,000 Shares of Rainbow Media Group Class A common stock ("RMG Class A"). For purposes of the 1996 Definitions, the Transaction thus becomes a Share Basket Transaction, with each of the CVC Class A and the RMG Class A being Shares.

-        Adjust the Cap Price to equal USD 103.7592.

This results in the following more specific adjustments:

-        The Exchange shall be The New York Stock Exchange Inc.

- The Relevant Price will be equal to the weighted average (weighted on the basis of the number of the respective Shares) of the closing prices on each of the Shares

- For purposes of calculating the Delivery Amount and Number of Shares to Be Delivered the calculations shall be done separately for each Share in the basket, using 5,000,000 Shares of CVC Class A and 2,500,000 Shares of RMG Class A in lieu of the Base Amount in the applicable formula using in each case the weighted average Relevant Price (which is based on the prices of both shares)

- The Prospectus Delivery Requirement will apply to both the CVC Class A and the RMG Class A

-        For Cash Settlement, 7,500,000 will be used in lieu of the Base Amount

- The "Adjustments" sections of the Confirmation is adjusted to reflect inclusion of the RMG Class A Shares and the nature of those shares as a "tracking stock". In particular, disposition of all or substantially all of the assets of Rainbow Media Group will be treated as a Merger Event, even if the RMG Class A Shares remain outstanding.

- The "Collateral Provisions" and "Settlement by Delivery of Collateral" are adjusted to require the posting of an aggregate of 2,500,000 Shares of Rainbow Media Group Class B Common Stock ("RMG Class B") and RMG Class A in addition of the Shares and Class B Common Stock ("CVC Class B") now posted. The parties will have the same rights and responsibilities with respect to the RMG Class A/B as they now do with respect to the CVC Class A/B and the Counterparty will be deemed to have made the representations relating to Class B Common with respect to the RMG Class B.

Each specific provision of the Confirmation is adjusted as the Calculation Agent determines may be necessary or appropriate to effectuate the foregoing adjustments and any specific alterations flowing from them.

Since this adjustment also accounts for the dilutive effect of the issuance of the RMG Class A and Class B, no additional adjustment is required in respect of this Potential Adjustment Event.

Capitalized terms used in this letter but not defined here have the meanings they have in the Confirmation.

                                    Very truly yours,

                                    BEAR, STEARNS INTERNATIONAL LIMITED, as
                                    Calculation Agent under the Confirmation

                                    By: /s/ Steven Meyer
                                      ------------------
                                      Steven D. Meyer
                                      Authorized Signatory

BEAR STEARNS

                                             BEAR, STEARNS INTERNATIONAL LIMITED
                                                               ONE CANADA SQUARE
                                                         LONDON E14 5AD, ENGLAND
                                                              TEL: 0207-516-6390
                                                              FAX: 0207-516-6805
                                                                REGULATED BY FSA

As of August 21, 2002

Dolan Family LLC
c/o Mr. Bruce D. Haims
Debevoise & Plimpton
875 Third Avenue
New York, NY  10022

Re: Transaction between Bear, Stearns International Limited ("Bear Stearns") and Dolan Family LLC memorialized by confirmation dated November 3, 1999 with the Bear Stearns Reference Number NY9741 (the "Confirmation")

Dear Mr. Haims:

Recently, the Issuer redeemed its Rainbow Media Group Class A Common Stock ("RMG Class A") by distributing Cablevision NY Group Class A common stock ("CVC Class A") to holders of RMG Class A. Each RMG Class A Share was entitled to receive
1.19093 CVC Class A Shares.

Under "Adjustments in Respect of Dividends - Determinations and Obligations," the Calculation Agent is obligated to make adjustments as it deems necessary to preserve the economic effect which would have obtained had the Issuer not made such dividend or distribution.

The Calculation Agent has determined to

-        Adjust the Base Amount to be 7,977,325 shares of CVC Class A Shares.

-        Adjust the Cap Price to equal USD 73.7592

- Adjust the Collateral Requirement to equal 7,977,325 shares of Cablevision NY Group Class B common stock

- Reverse all of the adjustments made to the Transaction on or about May 11, 2001 in respect of the original distribution of the RMG Class A and Rainbow Media Group Class B Common Stock.

                        REGISTERED IN ENGLAND NO. 1592029

Reference Number:  NY9741
Dolan Family LLC
As of August 21, 2002
Page 2 of 2

Each specific provision of the Confirmation is adjusted as the Calculation Agent determines may be necessary or appropriate to effectuate the foregoing adjustments and any specific alterations flowing from them.

Capitalized terms used in this letter but not defined here have the meanings they have in the Confirmation.

                                    Very truly yours,

                                    BEAR, STEARNS INTERNATIONAL LIMITED,
                                    as Calculation Agent under the
                                    Confirmation

                                    By:  /s/ Steven Meyer
                                      ---------------------
                                      Steven D. Meyer
                                      Authorized Signatory

                                                                       Exhibit 7

(MULTICURRENCY - CROSS BORDER)

                                     ISDA(R)

                   INTERNATIONAL SWAP DEALERS ASSOCIATION, INC

                                MASTER AGREEMENT

                        dated as of ---------------------

-----------------------------------------------------AND------------------------

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1.       INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.       OBLIGATIONS

(a)      GENERAL CONDITIONS.

         (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

         (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement,

         (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)      NETTING. If on any date amounts would otherwise be payable --

         (i)      in the same currency; and

         (ii)     in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

                                       2                            ISDA(R) 1992

(d)      DEDUCTION OR WITHHOLDING FOR TAX.

         (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority then in effect. If a party is so required to deduct or withhold, then that party ("X") will: --

                  (1) promptly notify the other party ("Y") of such requirement;

                  (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

                  (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

                  (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: --

                           (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                           (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for
                           (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or
                           (II) a Change in Tax Law.

                                       3                            ISDA(R) 1992

         (ii)     LIABILITY. If: --

                  (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under
                  Section 2(d)(i)(4);

                  (2)      X does not so deduct or withhold; and

                  (3) a liability resulting from such Tax is assessed directly against X,

         then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.       REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: --

(a)      BASIC REPRESENTATIONS.

         (i) STATUS. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

                                       4                            ISDA(R) 1992

         (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

         (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

         (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

                                       5                            ISDA(R) 1992

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.       AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: --

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:

         (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

         (ii) any other documents specified in the Schedule or any Confirmation; and

         (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially

                                       6                            ISDA(R) 1992
impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.       EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party: --

         (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

         (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

         (iii)    CREDIT SUPPORT DEFAULT.

                  (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

                  (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force

                                       7                            ISDA(R) 1992
                  and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

                  (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

         (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

         (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

         (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

                                       8                            ISDA(R) 1992

         (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: --

                  (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof, (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

         (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: --

                  (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

                                       9                            ISDA(R) 1992

                  (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in
(ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below: --

         (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): --

                  (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

                  (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

         (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

                                       10                           ISDA(R) 1992

         (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under
         Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

         (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

         (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.       EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the

                                       11                           ISDA(R) 1992
extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8),

(b)      RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

         (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

         (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under
Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

         (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event,

         (iv)     RIGHT TO TERMINATE. If --

                  (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

                                       12                           ISDA(R) 1992

                  (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)      EFFECT OF DESIGNATION.

         (i)      If notice designating an Early Termination Date is given under
         Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

         (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)      CALCULATIONS.

         (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

         (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is

                                       13                           ISDA(R) 1992
         effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

         (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default: --

                  (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

                  (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

                  (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party,

                                       14                           ISDA(R) 1992

                  (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

         (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event: --

                  (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with
                  Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

                  (2)      Two Affected Parties. If there are two Affected
                  Parties: --

                           (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y, and

                           (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

                  If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y

         (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject

                                       15                           ISDA(R) 1992
         to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

         (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.       TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.       CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the

                                       16                           ISDA(R) 1992

Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party, The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.       MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

                                       17                           ISDA(R) 1992

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)      COUNTERPARTS AND CONFIRMATIONS.

         (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

         (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally, or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.      OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

                                       18                           ISDA(R) 1992

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.      EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.      NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated: --

         (i) if in writing and delivered in person or by courier, on the date it is delivered;

         (ii) if sent by telex, on the date the recipient's answerback is received;

         (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

         (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

         (v) if sent by electronic messaging system, on the date that electronic message is received,

                                       19                           ISDA(R) 1992
unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.      GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably: --

         (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

         (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this

                                       20                           ISDA(R) 1992

Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. DEFINITIONS

As used in this Agreement: --

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means: --

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)      in all other cases, the Termination Rate.

                                       21                           ISDA(R) 1992

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

                                       22                           ISDA(R) 1992

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the

                                       23                           ISDA(R) 1992

"Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

                                       24                           ISDA(R) 1992

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of: --

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meanings specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and

                                       25                           ISDA(R) 1992

(c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

                                       26                           ISDA(R) 1992

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was ( or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

------------------------------------     ---------------------------------------
          (Name of Party)                             (Name of Party)

By: --------------------------------     By: -----------------------------------
    Name:                                    Name:
    Title:                                   Title:
    Date:                                    Date:

                                       27                           ISDA(R) 1992

(MULTICURRENCY -- CROSS BORDER)

                                      ISDA

                   INTERNATIONAL SWAP DEALERS ASSOCIATION, INC

                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT

                    dated as of -----------------------------

between---------------------------------And-------------------------------------
               ("Party A")                               ("Party B")

Part 1.  TERMINATION PROVISIONS.

(a) "SPECIFIED ENTITY" means in relation to Party A for the purpose of:

     Section 5(a)(v),    _______________________________________________________
     Section 5(a)(vi),   _______________________________________________________
     Section 5(a)(vii),  _______________________________________________________
     Section 5(b)(iv),   _______________________________________________________

                         and in relation to Party B for the purpose of: --

     Section 5(a)(v),    _______________________________________________________
     Section 5(a)(vi),   _______________________________________________________
     Section 5(a)(vii),  _______________________________________________________
     Section 5(b)(iv),   _______________________________________________________

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here ___________________
________________________________________________________________________________
________________________________________________________________________________

                                       28                           ISDA(R) 1992

(c)  The "CROSS DEFAULT" provisions of Section 5(a)(vi) will/will not * apply to
                                        Party A will/will not * apply to Party B

     If such provisions apply: --

     "SPECIFIED INDEBTEDNESS" will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here ___________________
________________________________________________________________________________

     "THRESHOLD AMOUNT" means___________________________________________________

________________________________________________________________________________

(d)  The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv)
                                                will/will not * apply to Party A
                                                will/will not * apply to Party B

(e)  The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a)
                                                will/will not * apply to Party A
                                                will/will not * apply to Party B

(f)  PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
     Agreement: --

     (i)  Market Quotation/Loss * will apply.

     (ii) The First Method/The Second Method * will apply.

(g)  "TERMINATION CURRENCY" means _______________________________, if such currency is specified and freely available, and otherwise United States Dollars.

(h) ADDITIONAL TERMINATION EVENT will/will not apply*. The following shall constitute an Additional Termination Event: _______________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     For the purpose of the foregoing Termination Event, the Affected Party or Affected Parties shall be: -- _____________________________________________
________________________________________________________________________________

---------
*
     Delete as applicable.

                                       29                           ISDA(R) 1992

Part 2.  TAX REPRESENTATIONS.

(a) PAYER REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A will/will not* make the following representation and Party B will/will not* make the following representation: --

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
     Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) PAYER REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any: --

     (i) The following representation will/will not* apply to Party A and will/will not apply to Party B: --

     It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

If such representation applies, then: --

"SPECIFIED TREATY" means with respect to Party A _______________________________ "SPECIFIED JURISDICTION" means with respect to Party A _________________________

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                                       30                           ISDA(R) 1992

"SPECIFIED TREATY" means with respect to Party B _______________________________ "SPECIFIED JURISDICTION" means with respect to Party B _________________________

     (ii) The following representation will/will not* apply to Party A and will/will not* apply to Party B: --

     Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the Specified Jurisdiction.

If such representation applies, then: --

"SPECIFIED JURISDICTION" means with respect to Party A _________________________ "SPECIFIED JURISDICTION" means with respect to Party B _________________________

     (iii) The following representation will/will not* apply to Party A and will/will not* apply to Party B: --

          (A) It is entering into each Transaction in the ordinary course of its trade as, and is, either (1) a recognized U.K. bank or (2) a recognised U.K. swaps dealer (in either case (1) or (2), for purposes of the United Kingdom Inland Revenue extra statutory concession C 17 on interest and currency swaps dated March 14, 1989), and (B) it will bring into account payments made and received in respect of each Transaction in computing its income for United Kingdom tax purposes.

     (iv) Other Payee Representations:  -- _____________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     N.B. The above representations may need modification if either party is a Multibranch Party.

Part 3.  AGREEMENT TO DELIVER DOCUMENTS.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable: --

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                                       31                           ISDA(R) 1992

(a) Tax forms, documents or certificates to be delivered are: --

 PARTY REQUIRED TO        FORM/DOCUMENT/        DATE BY WHICH TO BE DELIVERED
  DELIVER DOCUMENT          CERTIFICATE
_____________________  _____________________  __________________________________
_____________________  _____________________  __________________________________
_____________________  _____________________  __________________________________
_____________________  _____________________  __________________________________
_____________________  _____________________  __________________________________

(b)  Other documents to be delivered are:  --

      PARTY REQUIRED TO               FORM/DOCUMENT/                                          COVERED BY SECTION 3(d)
       DELIVER DOCUMENT                 CERTIFICATE          DATE BY WHICH TO BE DELIVERED        REPRESENTATION
______________________________  ___________________________  _____________________________            Yes/No*
______________________________  ___________________________  _____________________________            Yes/No*
______________________________  ___________________________  _____________________________            Yes/No*
______________________________  ___________________________  _____________________________            Yes/No*
______________________________  ___________________________  _____________________________            Yes/No*

Part 4.  MISCELLANEOUS.

(a)  ADDRESSES FOR NOTICES.  For the purpose of Section 12(a) of this
     Agreement: --

     Address for notices or communications to Party A: --
     Address: ___________________________________________________________
     Attention: _________________________________________________________
     Telex No.: ______________________________Answerback:________________

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                                       32                           ISDA(R) 1992
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     Facsimile No.: __________________________Telephone No:_____________________
     Electronic Messaging System Details:_______________________________________
     Address for notices or communications to Party B: --
     Address: __________________________________________________________________
     Attention: ________________________________________________________________
     Telex No.: _________________________Answerback:____________________________
     Facsimile No.:______________________Telephone No:__________________________
     Electronic Messaging System Details:_______________________________________

(b) PROCESS AGENT. For the purpose of Section 13(c) of this Agreement: -- Party A appoints as its Process Agent _____________________________________
     Party B appoints as its Process Agent _____________________________________

(c) OFFICES. The provisions of Section 10(a) will/will not* apply to this Agreement.

(d)  MULTIBRANCH PARTY.  For the purpose of Section 10(c) of this Agreement: --

Party A is/is not* a Multibranch Party and, if so, may act through the following
Offices: --
_________________________    ________________________     ______________________
_________________________    ________________________     ______________________

Party B is/is not* a Multibranch Party and, if so, may act through the following
Offices: --

_________________________    ________________________     ______________________
_________________________    ________________________     ______________________

(e) CALCULATION AGENT. The Calculation Agent is __________________________ , unless otherwise specified in a Confirmation in relation to the relevant Transaction.

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                                       33                           ISDA(R) 1992

(f)  CREDIT SUPPORT DOCUMENT.  Details of any Credit Support Document: --__
     _______________________________________________________________________
     _______________________________________________________________________

(g) CREDIT SUPPORT PROVIDER. Credit Support Provider means in relation to Party A, ______________________________________________________________
     _______________________________________________________________________
     _______________________________________________________________________

     Credit Support Provider means in relation to Party B, _________________
     _______________________________________________________________________
     _______________________________________________________________________

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with English law/the laws of the State of New York (without reference to choice of law doctrine)*.

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will not apply to the following Transactions or groups of Transactions (in each case starting from the date of this Agreement/in each case starting from ____________________________________ *)

     _______________________________________________________________________
     _______________________________________________________________________

(j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here ______________________________
     _______________________________________________________________________
     _______________________________________________________________________

Part 5.  OTHER PROVISIONS.

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